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                                                                    EXHIBIT 10.2

                             FIRSTMERIT CORPORATION



                       1992 DIRECTORS STOCK OPTION PROGRAM
                      Amended and Restated October 21, 2000




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                       1992 DIRECTORS STOCK OPTION PROGRAM
                      Amended and Restated October 21, 2000

                                TABLE OF CONTENTS
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                                                                                                               PAGE
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I.       INTRODUCTION ........................................................................................... 1
         A.       Purpose of the Program ........................................................................ 1
         B.       Definitions ................................................................................... 1

II.      PROGRAM ADMINISTRATION ................................................................................. 3
         A.       Administration ................................................................................ 3
         B.       Participation ................................................................................. 4
         C.       Maximum Number of Shares Available ............................................................ 4
         D.       Adjustments ................................................................................... 4
         E.       Registration Conditions ....................................................................... 4

III.     STOCK OPTIONS .......................................................................................... 5
         A.       Price ......................................................................................... 5
         B.       Period ........................................................................................ 5
         C.       Time of Exercise .............................................................................. 5
         D.       Exercise Procedures ........................................................................... 5
         E.       Payment ....................................................................................... 5
         F.       Termination of Service ........................................................................ 5

IV.      DIVIDEND UNITS ......................................................................................... 6
         A.       Awards of Dividend Units ...................................................................... 6
         B.       Valuation ..................................................................................... 6
         C.       Payment ....................................................................................... 6
         D.       Termination of Service ........................................................................ 6
         E.       Acceleration of Payments ...................................................................... 7

V.       GENERAL PROVISIONS ..................................................................................... 7
         A.       Amendment and Termination of Program .......................................................... 7
         B.       Government and Other Regulations .............................................................. 7
         C.       Other Compensation Plans and Programs ......................................................... 7
         D.       Miscellaneous Provisions ...................................................................... 7
         E.       Effective Dates ............................................................................... 9
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                                 I. INTRODUCTION

A.       PURPOSE OF THE PROGRAM

         FirstMerit Corporation (the "Company") has established the Program to further its long-term financial success by offering stock, and stock-based compensation to non-employee directors of the Company whereby they can share in achieving and sustaining such success.

B.       DEFINITIONS

         When used in the Program, the following terms shall have the meanings set forth below:

         "Award(s)" shall mean Non-Qualified Stock Options and Dividend Units granted under the Program.

         "Company" shall mean FirstMerit Corporation, an Ohio corporation and any successor in a reorganization or similar transaction.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall mean the occurrence of any one of the following events:

                  (i) individuals who, on April 19, 2000, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2000 whose election or nomination for election was approved by a vote of at least two thirds (2/3rds) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

                           (a)  by the Company or any Subsidiary,



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                           (b)  by any employee benefit plan sponsored or
                  maintained by the Company or any Subsidiary,

                           (c)  by any underwriter temporarily holding
                  securities pursuant to an offering of such securities,

                           (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or

                           (e) a transaction (other than one described in (iii)
                  below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors then on the Board approve a resolution providing expressly that the acquisition pursuant to this clause (e) does not constitute a Change in Control under this paragraph (ii);

                  (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

                           (a) more than 50% of the total voting power of (x)
                  the corporation resulting from such Business Combination (the "Surviving Entity"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors ("Total Voting Power") of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

                           (b) no person (other than any employee benefit plan
                  (or related trusts) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Total Voting Power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and

                           (c) at least a majority of the members of the board
                  of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (a), (b) and (c) above shall be deemed to be a "Non-Control Transaction"); or
                  (iv) the stockholders of the Company approve a plan of complete liquidation or



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dissolution of the Company.

       Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Company shall then occur.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

       "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

       "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

       "Participant" shall mean a non-employee Director of the Company.

       "Program" shall mean the Company's 1992 Directors Stock Option Program.

       "Termination of Service" shall mean a cessation of the Director's relationship with the Company for any reason.

                           II. PROGRAM ADMINISTRATION

  A.   ADMINISTRATION

         The Program shall be administered by the Secretary of the Company. Subject to the express provisions of the Program, the Secretary shall have full and exclusive authority to interpret the Program, and to make such determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or


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unless required by applicable law or regulation, no action of the Secretary shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant's consent.

B.     PARTICIPATION

       All Directors of the Company who are not also full-time employees of the Company or a subsidiary shall be Participants in the Program and shall be awarded options to purchase one thousand two hundred (1,200) shares each year on the date following the annual shareholders meeting.

C.     MAXIMUM NUMBER OF SHARES AVAILABLE

       The maximum number of shares which may be granted under the Program is two hundred thousand (200,000).

D.     ADJUSTMENTS

       In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately.

E.     REGISTRATION CONDITIONS

       1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

       2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

       3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.




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                               III. STOCK OPTIONS

       All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the
Program:

       A. PRICE: The option price per share shall be 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

       B. PERIOD: Any option granted under the Program shall be exercisable for a term of ten years from date of its grant.

       C. TIME OF EXERCISE: No option shall be exercisable until six months following the date of grant.

       D. EXERCISE PROCEDURES: A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company, and payment of the full price of the shares being purchased.

       E. PAYMENT: The price of an exercised stock option, or portion thereof, may be paid:

             1. in cash or by check, bank draft or money order payable to the order of the Company,

             2. through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, or

             3.   by a combination of both 1 and 2 above.

             The Secretary may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

       F. TERMINATION OF SERVICE: In the event of Termination of Service, the following provisions shall apply:

             1. Discharge for Cause: All outstanding options shall be cancelled at termination.

             2. Termination Other Than for Cause: Options shall be exercisable for a period equal to the lesser of five years or the remaining option term.




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                               IV. DIVIDEND UNITS

A.     AWARDS OF DIVIDEND UNITS

       1. One Dividend Unit shall be awarded to Participants in the Program with respect to each share of Common Stock for which an option has been granted. When a Participant receives an Award of Dividend Units, the Secretary shall cause to be issued to such Participant a grant letter specifying the number of Dividend Units granted and the applicable terms and conditions of the Award.

       2. An Award of a Dividend Units shall be made only in conjunction with a stock option for Common Stock granted to the Participant under this Program.

B.     VALUATION

       1. The amount payable to a Participant in respect of each Dividend Unit awarded to such Participant shall be equal to the aggregate dividends actually paid on one share of Common Stock to the extent that such Participant held such Dividend Unit on the record date established by the Board for payment of each such dividend. A Participant shall be deemed to have held a Dividend Unit from the date on which the Award of such Dividend Unit was made (or such later date as may be specified in the related grant letter) to and including the date on which the term of the Dividend Unit expires.

       2. The term of a Dividend Unit shall be the term of the stock option to which it is attached. However, Dividend Units will accrue dividends only for the first five years following grant.

C.     PAYMENT

       1. The amount payable to a Participant in respect of a Dividend Unit shall be paid out by the Company to such Participant only upon the exercise of the option to which it is attached.

       2. Upon payment to a Participant in respect of a Dividend Unit such Dividend Unit shall be of no further force or effect.

D.     TERMINATION OF SERVICE

       In the event of Termination of Service, any Dividend Unit shall remain outstanding for the duration of the stock option to which it is attached until paid upon exercise, but it shall terminate upon termination, cancellation or expiration of such stock option.




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E.     ACCELERATION OF PAYMENTS

       In the event of a Change in Control, the Company shall, promptly after such Change in Control, make payment to each Participant in an amount equal to the aggregate amount accrued on the Dividend Units held by such Participant on the date of such Change in Control. Notwithstanding anything to the contrary or any grant letter, after such Change in Control and for so long as a Participant holds any Dividend Unit and dividends are accrued thereon, the Company shall make payment to the Participant in respect of any such Dividend Unit at the same time as payment of dividends on Common Stock is made.

                              V. GENERAL PROVISIONS

A.     AMENDMENT AND TERMINATION OF PROGRAM

       The Board may, at any time and from time to time, suspend or terminate the Program in whole. The Program may not be amended without shareholder approval.

B.     GOVERNMENT AND OTHER REGULATIONS

       The obligation of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C.     OTHER COMPENSATION PLANS AND PROGRAMS

       The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.

D.     MISCELLANEOUS PROVISIONS

       1. Transferability: No right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except as expressly stated herein, by will or the laws of descent and distribution or a valid beneficiary designation made in accordance with procedures established by the Secretary, or (b) liable for, or subject to, any lien, obligation or liability.

       The Board may, in its discretion, authorize all or a portion of the options to be granted to a Participant, and may also amend outstanding options to provide, that they be on terms which permit transfer by such Participant to
(i) the spouse, children or grandchildren of the Participant (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, (iv) a limited liability company in which such Immediate Family Members are the only members; provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement




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pursuant to which such options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with the section(s) herein dealing with transfers by will or the laws of descent and distribution, or pursuant to qualified domestic relations order. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all purposes hereof, the term "Participant" shall be deemed to refer to the "Transferee." The events of termination of any option will continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent (if at all), and for the periods specified in the Program or option agreement. The Participant in all such cases will remain subject to and liable for the withholding taxes due or payable upon exercise by the Transferee.

       The Board may also, in its discretion, pursuant to the requirements and restrictions listed above except as listed in this paragraph, authorize all or a portion of the options to be granted to a Participant, to permit a non-conforming transfer, such as a sale to a family member or family corporation for estate planning purposes. Nothing herein or in any action by the Board shall be construed as an amendment to any option other than those expressly indicated by the action of the Board.

       The Company shall not have any obligation to provide notice to the Transferee of the termination or acceleration of an option for any reason.

       2. Designation of Beneficiary: A Participant, in accordance with procedures established by the Secretary, may designate a person or persons to receive, in the event of the Participant's death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

       3. Withholding Taxes: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

       4. Program Expenses: Any expenses of administering the Program shall be borne by the Company.

       5. Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

       6. Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.




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       7. Pronouns. Singular and Plural: The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E.     EFFECTIVE DATES

       The Program became effective on approval by shareholders of the Company at the Company's Annual Shareholders Meeting in April, 1992. The Program has been amended effective January 1, 1997 to make certain non-material changes. The Program has been further amended effective November 1, 1997 to amend the provisions to allow for the transferability of options and to increase the option shares awarded annually pursuant to the 2-for-1 stock split effective in September 1997. The Program has been further amended effective October 21, 2000 to amend the definition of Change in Control. The Program and all outstanding Awards shall remain in effect until all outstanding awards have been exercised, expired or cancelled.




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